Exhibit 24

POWER OF ATTORNEY

Each signing person below designates and appoints NADER Z. POURHASSAN and MICHAEL D. MULHOLLAND, and each of them, his true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-1 be filed by CytoDyn Inc., a Colorado corporation (the “Corporation”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering for resale by selling shareholders up to 40,000,000 shares of the Corporation’s Common Stock, no par value, together with any and all amendments (including post-effective amendments) to the registration statement. Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 12th day of November, 2013.

Signature	Title

/s/ Nader Z. Pourhassan, Ph.D. Nader Z. Pourhassan, Ph.D.	President and Chief Executive Officer, Director

/s/ Michael D. Mulholland Michael D. Mulholland	Chief Financial Officer, Treasurer and Corporate Secretary

/s/ Anthony D. Caracciolo Anthony D. Caracciolo	Director

/s/ Gregory A. Gould Gregory A. Gould	Director

/s/ Jordan Naydenov Jordan Naydenov	Director

/s/ Michael Nobel, Ph.D. Michael Nobel, Ph.D.	Director

/s/ Alan Bruce Montgomery, M.D. Alan Bruce Montgomery, M.D.	Director